UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 6, 2016

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ACUITY BRANDS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-16583	58-2632672
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2300, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 404-853-1400
None
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On January 8, 2016, Acuity Brands, Inc. (the “Company”) issued a press release containing information about the Company's results of operations for its fiscal quarter ended November 30, 2015. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The information contained in this paragraph, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
The press release includes the following non-GAAP financial measures: "adjusted gross profit", “adjusted selling, distribution, and administrative expenses” (“adjusted SD&A expenses”), “adjusted operating profit”, “adjusted operating profit margin”, “adjusted net income”, “adjusted diluted EPS”, “as further adjusted selling, distribution, and administrative expenses” (“as further adjusted SD&A expenses”), “as further adjusted operating profit”, “as further adjusted operating profit margin”, “as further adjusted net income”, and “as further adjusted diluted EPS”. These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for acquired profit in inventory, acquisition-related professional fees, amortization of acquired intangible assets, stock-based compensation expense, and special charges associated with efforts to streamline the organization. Management typically adjusts for these items for internal reviews of performance and uses these non-GAAP measures for baseline comparative operational analysis, decision making and other activities. Specifically, management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP. The most directly comparable GAAP measure for adjusted gross profit is "gross profit," which includes the impact of acquired profit in inventory. The most directly comparable GAAP measure for adjusted and as further adjusted SD&A expenses is “SD&A expenses” which includes acquisition-related professional fees, amortization of acquired intangible assets, and stock-based compensation expense. The most directly comparable GAAP measures for adjusted and as further adjusted operating profit, adjusted and as further adjusted operating profit margin, adjusted and as further adjusted net income, and adjusted and as further adjusted diluted EPS are “operating profit,” “operating profit margin,” “net income,” and “diluted EPS,” respectively, which include the impact of acquired profit in inventory and acquisition-related professional fees as well as amortization of acquired intangible assets, stock-based compensation expense, and special charges.

The amortization of acquired intangible assets and stock-based compensation expense were not included as non-GAAP adjustments in the Company’s historical filings.  For reference, below are the quarterly historical amounts for amortization of acquired intangible assets and stock-based compensation expense, including the diluted EPS impact, for the Company’s fiscal years 2013, 2014, and 2015.

	Amortization of Acquired Intangible Assets	Stock-Based Compensation Expense	Total Pre-Tax Adjustment	Diluted EPS Impact
Fiscal 2013
First Quarter	$2.6	$4.3	$6.9	$0.10
Second Quarter	2.6	4.3	6.9	0.10
Third Quarter	2.8	4.2	7.0	0.10
Fourth Quarter	2.9	3.7	6.6	0.10
Full Year	$10.9	$16.5	$27.4	$0.40

Fiscal 2014
First Quarter	$2.7	$4.5	$7.2	$0.11
Second Quarter	2.9	4.2	7.1	0.10
Third Quarter	2.8	4.5	7.3	0.11
Fourth Quarter	2.8	4.5	7.3	0.11
Full Year	$11.2	$17.7	$28.9	$0.43

Fiscal 2015
First Quarter	$2.9	$4.1	$7.0	$0.11
Second Quarter	2.8	4.3	7.1	0.11
Third Quarter	2.7	4.4	7.1	0.11
Fourth Quarter	2.6	5.4	8.0	0.12
Full Year	$11.0	$18.2	$29.2	$0.44

Item 8.01. Other Events.
On January 6, 2016, the Board of Directors declared a quarterly dividend of 13 cents per share. A copy of the related press release is attached as exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated January 8, 2016
99.2	Press Release dated January 6, 2016

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: January 8, 2016

ACUITY BRANDS, INC.

By:	/s/ Richard K. Reece
Richard K. Reece
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
99.1	Press Release dated January 8, 2016	(Filed with the Commission as part of this Form 8-K).
99.2	Press Release dated January 6, 2016	(Filed with the Commission as part of this Form 8-K).